Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2024 RESULTS

Highlights
•Net sales were in line with prior year at $1,983 million
•Operating profit decreased 7 percent to $357 million; adjusted operating profit increased 3 percent to $360 million
•Operating profit margin decreased 140 basis points to 18.0 percent; adjusted operating profit margin increased 60 basis points to 18.2 percent
•Earnings per share was $0.77 per share; adjusted earnings per share grew 8 percent to $1.08 per share
•Repurchased 2.5 million shares for $192 million
•Expect 2024 earnings per share in the range of $3.74 - $3.84 per share, and on an adjusted basis, $4.05 - $4.15 per share

LIVONIA, Mich. (October 29, 2024) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter 2024 results.

2024 Third Quarter Results
•On a reported basis, compared to third quarter 2023:
•Net sales were in line with prior year at $1,983 million; in local currency net sales increased 1 percent
◦Plumbing Products’ net sales increased 2 percent; in local currency and excluding acquisitions, net sales increased 1 percent
◦Decorative Architectural Products’ net sales decreased 3 percent; in local currency and excluding divestitures, net sales decreased 1 percent
◦In local currency, North American sales were in line with prior year and International sales increased 3 percent
•Gross margin decreased 100 basis points to 36.6 percent from 37.6 percent
•Operating profit decreased 7 percent to $357 million from $383 million
•Operating margin decreased 140 basis points to 18.0 percent from 19.4 percent
•Net income decreased to $0.77 per share, compared to $1.10 per share
•Compared to third quarter 2023, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin increased 90 basis points to 36.7 percent from 35.8 percent
•Operating profit increased 3 percent to $360 million from $348 million
•Operating margin increased 60 basis points to 18.2 percent from 17.6 percent
•Net income increased 8 percent to $1.08 per share, compared to $1.00 per share
•Liquidity at the end of the third quarter was $1,646 million (including availability under our revolving credit facility)

“We delivered another quarter of strong operating results,” said Masco President and CEO, Keith Allman. “Our adjusted operating margin expanded 60 basis points to 18.2 percent, marking the sixth consecutive quarter of year-over-year margin expansion, and our adjusted earnings per share grew by 8 percent. Additionally, we executed on our capital allocation strategy by returning $255 million to shareholders though dividends and share repurchases.”

“We remain focused on driving the full potential of our portfolio with our leading brands, innovative products, and exceptional customer service. For the remainder of the year, we expect market demand to remain challenged and now anticipate our 2024 adjusted earnings per share to be in the range of $4.05 to $4.15, compared to our previous expectation of $4.05 to $4.20,” said Allman. “With our ongoing focus on operational efficiencies and cost savings initiatives, we remain well positioned to drive operating margin expansion for the full year. Additionally, we remain confident in the long-term fundamentals of the repair and remodel market and our ability to deliver shareholder value.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.29 per share, payable on November 25, 2024 to shareholders of record on November 8, 2024.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2024 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Tuesday, October 29, 2024 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-549-8228 or 646-564-2877. Please use the conference identification number 72522.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 888-660-6264 or 646-517-3975. Please use the playback passcode 72522#. The telephone replay will be available approximately two hours after the end of the call and continue through November 29, 2024.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
Robin Zondervan
Vice President, Investor Relations and FP&A
313.792.5500
robin_zondervan@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$1,983	$1,979	$6,000	$6,085
Cost of sales	1,258	1,235	3,805	3,903
Gross profit	725	744	2,195	2,182

Selling, general and administrative expenses	368	361	1,123	1,081
Operating profit	357	383	1,073	1,101

Other income (expense), net:
Interest expense	(25)	(26)	(75)	(82)
Other, net	(85)	(11)	(95)	(14)
	(109)	(37)	(170)	(96)
Income before income taxes	248	346	903	1,005

Income tax expense	68	86	222	246
Net income	180	260	681	759

Less: Net income attributable to noncontrolling interest	13	11	41	42
Net income attributable to Masco Corporation	$167	$249	$640	$717

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.77	$1.10	$2.91	$3.17

Average diluted common shares outstanding	218	226	220	226

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2024 and 2023
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,983	$1,979	$6,000	$6,085

Gross profit, as reported	$725	$744	$2,195	$2,182
Rationalization charges	2	5	6	2
Insurance settlement (1)	—	(40)	—	(40)
Gross profit, as adjusted	$727	$709	$2,202	$2,144

Gross margin, as reported	36.6%	37.6%	36.6%	35.9%
Gross margin, as adjusted	36.7%	35.8%	36.7%	35.2%

Selling, general and administrative expenses, as reported	$368	$361	$1,123	$1,081
Rationalization charges	—	—	1	1
Selling, general and administrative expenses, as adjusted	$368	$361	$1,121	$1,080

Selling, general and administrative expenses as a percent of net sales, as reported	18.6%	18.2%	18.7%	17.8%
Selling, general and administrative expenses as a percent of net sales, as adjusted	18.6%	18.2%	18.7%	17.7%

Operating profit, as reported	$357	$383	$1,073	$1,101
Rationalization charges	2	5	8	3
Insurance settlement (1)	—	(40)	—	(40)
Operating profit, as adjusted	$360	$348	$1,081	$1,064

Operating margin, as reported	18.0%	19.4%	17.9%	18.1%
Operating margin, as adjusted	18.2%	17.6%	18.0%	17.5%

(1) Represents income for the three and nine months ended September 30, 2023 from the receipt of an insurance settlement payment.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income Per Common Share Reconciliations

Income before income taxes, as reported	$248	$346	$903	$1,005
Rationalization charges	2	5	8	3
Loss on sale of business (1)	81	—	81	—
Realized (gains) from private equity funds	(1)	—	(1)	(1)
Loss from equity investments, net	—	1	—	1
Insurance settlement (2)	—	(40)	—	(40)
Income before income taxes, as adjusted	330	312	990	968
Tax at 24.5% rate	(81)	(76)	(243)	(237)
Less: Net income attributable to noncontrolling interest	13	11	41	42
Net income, as adjusted	$236	$225	$706	$689

Net income per common share, as adjusted	$1.08	$1.00	$3.21	$3.05

Average diluted common shares outstanding	218	226	220	226
(1) Represents the preliminary loss for the three and nine months ended September 30, 2024 from the sale of our Kichler Lighting business.
(2) Represents income for the three and nine months ended September 30, 2023 from the receipt of an insurance settlement payment.

Outlook for the Year Ended December 31, 2024

	Year Ended December 31, 2024
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.74	$3.84
Rationalization charges	0.03	0.03
Loss on sale of business (1)	0.28	0.28
Net income per common share, as adjusted	$4.05	$4.15

(1) Represents the preliminary loss from the sale of our Kichler Lighting business.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2024 and December 31, 2023
(dollars in millions)

	September 30, 2024	December 31, 2023
Balance Sheet
Assets
Current assets:
Cash and cash investments	$646	$634
Receivables	1,152	1,090
Inventories	1,013	1,022
Prepaid expenses and other	153	110
Total current assets	2,965	2,856

Property and equipment, net	1,125	1,121
Goodwill	610	604
Other intangible assets, net	230	377
Operating lease right-of-use assets	238	268
Other assets	128	139
Total assets	$5,296	$5,363

Liabilities
Current liabilities:
Accounts payable	$874	$840
Notes payable	3	3
Accrued liabilities	742	852
Total current liabilities	1,618	1,695

Long-term debt	2,945	2,945
Noncurrent operating lease liabilities	230	258
Other liabilities	360	349
Total liabilities	5,154	5,247

Redeemable noncontrolling interest	—	18

Equity	142	98
Total liabilities and equity	$5,296	$5,363

	As of September 30,
	2024	2023
Other Financial Data
Working capital days
Receivable days	50	54
Inventory days	78	77
Payable days	70	71
Working capital	$1,291	$1,447
Working capital as a % of sales (LTM)	16.4%	18.1%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2024 and 2023

(dollars in millions)

	Nine Months Ended September 30,
	2024	2023
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$957	$954
Working capital changes	(288)	(26)
Net cash from operating activities	668	928

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(482)	(126)
Cash dividends paid	(191)	(193)
Purchase of redeemable noncontrolling interest	(15)	—
Dividends paid to noncontrolling interest	(25)	(49)
Proceeds from short-term borrowings	—	77
Payment of short-term borrowings	—	(11)
Payment of term loan	—	(200)
Proceeds from the exercise of stock options	76	37
Employee withholding taxes paid on stock-based compensation	(34)	(29)
Decrease in debt, net	(2)	(4)
Net cash for financing activities	(673)	(498)

Cash Flows From (For) Investing Activities:
Capital expenditures	(112)	(181)
Acquisition of business, net of cash acquired	(4)	(136)
Proceeds from disposition of business, net of cash disposed	131	—
Other, net	(3)	(4)
Net cash from (for) investing activities	12	(321)

Effect of exchange rate changes on cash and cash investments	5	(1)

Cash and Cash Investments:
Increase for the period	12	108
At January 1	634	452
At September 30	$646	$560

	As of September 30,
	2024	2023
Liquidity
Cash and cash investments	$646	$560
Revolver availability	1,000	1,000
Total Liquidity	$1,646	$1,560

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2024 and 2023
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Plumbing Products
Net sales	$1,219	$1,191	2%	$3,665	$3,638	1%
Operating profit, as reported	$240	$223		$713	$673
Operating margin, as reported	19.7%	18.7%		19.5%	18.5%
Rationalization charges (income)	2	2		7	(1)
Operating profit, as adjusted	242	225		720	672
Operating margin, as adjusted	19.9%	18.9%		19.6%	18.5%
Depreciation and amortization	26	26		80	76
EBITDA, as adjusted	$269	$251		$799	$748

Decorative Architectural Products
Net sales	$764	$788	(3)%	$2,336	$2,447	(5)%
Operating profit, as reported	$138	$181		$436	$493
Operating margin, as reported	18.1%	23.0%		18.7%	20.1%
Rationalization charges	—	3		1	4
Insurance settlement	—	(40)		—	(40)
Operating profit, as adjusted	138	144		437	457
Operating margin, as adjusted	18.1%	18.3%		18.7%	18.7%
Depreciation and amortization	9	9		28	26
EBITDA, as adjusted	$147	$153		$465	$483

Total
Net sales	$1,983	$1,979	—%	$6,000	$6,085	(1)%
Operating profit, as reported - segment	$378	$404		$1,149	$1,166
General corporate expense, net	(21)	(21)		(76)	(65)
Operating profit, as reported	357	383		1,073	1,101
Operating margin, as reported	18.0%	19.4%		17.9%	18.1%
Rationalization charges - segment	2	5		8	3
Insurance settlement	—	(40)		—	(40)
Operating profit, as adjusted	360	348		1,081	1,064
Operating margin, as adjusted	18.2%	17.6%		18.0%	17.5%
Depreciation and amortization - segment	36	35		108	102
Depreciation and amortization - other	2	2		5	5
EBITDA, as adjusted	$397	$385		$1,194	$1,171

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2024 and 2023
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
North American
Net sales	$1,595	$1,602	—%	$4,815	$4,875	(1)%
Operating profit, as reported	$322	$348		$967	$972
Operating margin, as reported	20.2%	21.7%		20.1%	19.9%
Rationalization charges	2	5		5	3
Insurance settlement	—	(40)		—	(40)
Operating profit, as adjusted	324	313		973	935
Operating margin, as adjusted	20.3%	19.5%		20.2%	19.2%
Depreciation and amortization	23	22		69	65
EBITDA, as adjusted	$347	$335		$1,042	$1,000

International
Net sales	$388	$377	3%	$1,185	$1,210	(2)%
Operating profit, as reported	$56	$56		$182	$194
Operating margin, as reported	14.4%	14.9%		15.4%	16.0%
Rationalization charges	—	—		2	—
Operating profit, as adjusted	56	56		184	194
Operating margin, as adjusted	14.4%	14.9%		15.5%	16.0%
Depreciation and amortization	13	13		38	37
EBITDA, as adjusted	$69	$69		$222	$231

Total
Net sales	$1,983	$1,979	—%	$6,000	$6,085	(1)%
Operating profit, as reported - segment	$378	$404		$1,149	$1,166
General corporate expense, net	(21)	(21)		(76)	(65)
Operating profit, as reported	357	383		1,073	1,101
Operating margin, as reported	18.0%	19.4%		17.9%	18.1%
Rationalization charges - segment	2	5		8	3
Insurance settlement	—	(40)		—	(40)
Operating profit, as adjusted	360	348		1,081	1,064
Operating margin, as adjusted	18.2%	17.6%		18.0%	17.5%
Depreciation and amortization - segment	36	35		108	102
Depreciation and amortization - other	2	2		5	5
EBITDA, as adjusted	$397	$385		$1,194	$1,171

Historical information is available on our website.
Amounts may not add due to rounding.